Exhibit 10.1

SAR NUMBER:  201_ - SAR - __
GRANTEE:
DATE OF GRANT:
BASE PRICE:
NO. OF COVERED SHARES:
SCHEDULED TERMINATION DATE:

NUMEREX CORPORATION
2006 LONG TERM INCENTIVE PLAN

STOCK APPRECIATION RIGHT AGREEMENT

1. Definitions.  In this Agreement, capitalized terms used herein and not defined in the Plan or elsewhere herein shall have the following meanings:

1.1 “Agreement” means this Stock Appreciation Right Agreement.

1.2 “Base Price” means the price set forth at the beginning of this Agreement as the “Base Price”, as it may be adjusted from time to time pursuant to Section 4 hereof.

1.3 “Change of Control” means a change of control of the Company of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A (or in response to any similar item on any similar schedule or form) promulgated under the Exchange Act, whether or not the Company is then subject to such reporting requirement; provided, however, that without limitation, a “Change of Control” shall be deemed to have occurred if:

(a) after the Date of Grant, any person, excluding employee benefit plans of the Company or any of its Subsidiaries, becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of securities of the Company representing twenty percent (20%) or more of the combined voting power of the Company’s then outstanding securities, provided, however, that such an acquisition of beneficial ownership representing between twenty percent (20%) and forty percent (40%), inclusive, of such voting power shall not be considered a “Change of Control” if the Board approves such acquisition either prior to or immediately after its occurrence;

(b) the Company consummates a merger, consolidation, share exchange, or other reorganization or transaction of the Company (a “Fundamental Transaction”) with any other corporation, other than a Fundamental Transaction that results in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least fifty-one percent (51%) of the combined voting power immediately after such Fundamental Transaction of (x) the Company’s outstanding securities or (y) the surviving entity’s outstanding securities;

(c) the shareholders of the Company approve a plan of complete liquidation or winding-up of the Company or an agreement for the sale or disposition (in one transaction or a series of transactions) of all or substantially all of the Company’s assets; or

(d) as a result of a proxy contest, individuals who prior to the conclusion thereof constituted the Board (including for this purpose any new director whose election or nomination for election by the Company’s shareholders in connection with such proxy contest was approved by a vote of at least two-thirds (2/3) of the directors then still in office who were directors prior to such proxy contest) cease to constitute at least a majority of the Board (excluding any Board seat that is vacant or otherwise unoccupied);

provided, however, that, notwithstanding anything to the contrary herein, in no event will a divestiture or spin-off, by itself, of a Subsidiary constitute a “Change of Control.”

1.4 “Company” means Numerex Corp., a Pennsylvania corporation.

1.5 “Covered Shares” means the shares of Common Stock subject to the Right.

1.6 “Date of Exercise” means the date on which the Company receives notice pursuant to Section 5.1 of the exercise, in whole or in part, of the Right.

1.7 “Date of Expiration” means the date on which the Right shall expire, which shall be the earliest of the following times:

(a) three months after termination of the Grantee’s Service for any reason other than due to the Grantee’s death or Disability;

(b) one year after termination of the Grantee’s Service by reason of the Grantee’s death or Disability; or

(c) the Scheduled Termination Date.

1.8 “Date of Grant” means the date set forth at the beginning of this Agreement as the “Date of Grant.”

1.9 “Disability” means total and permanent disability under Section 22(e)(3) of the Code.

1.10 “Exchange Act” means the Securities Exchange Act of 1934, as amended.

1.11 “Fair Market Value” means the closing price of the Common Stock on the NASDAQ Stock Market as of the relevant date.

1.12 “Grantee” means the person identified on page 1 of this Agreement.

1.13 “Plan” means the Numerex Corporation 2006 Long Term Incentive Plan, as amended from time to time.

1.14 “Right” means the stock appreciation right granted to the Grantee in Section 2 of this Agreement.

1.15 “Scheduled Termination Date” means the date that is ten years after the Date of Grant.

1.16 “Service” means, if the Grantee is (a) an employee of the Company and/or any of its Subsidiaries (as determined by the Administrator in its discretion), the Grantee’s service as an employee of the Company and/or any of its Subsidiaries, (b) a member of the Board or the board of directors of a Subsidiary but not an employee of the Company or any of its Subsidiaries (as determined by the Administrator in its discretion), the Grantee’s service as a member of such Board or board of directors, or (c) a consultant, advisor or independent contractor to the Company or any of its Subsidiaries (as determined by the Administrator in its discretion) and is not described in the preceding clause (b), the Grantee’s service as a consultant, advisor or independent contractor to the Company and/or any of its Subsidiaries.  The Grantee’s Service shall not be treated as having terminated if the capacity in which the Grantee provides Service, as described in the preceding sentence, changes, provided that the Grantee’s Service is continuous notwithstanding such change.

2. Grant of Right.  Subject to the terms of the Plan and this Agreement, the Company hereby grants to the Grantee, as of the Date of Grant, a stock appreciation right in respect of the number of Covered Shares set forth on page 1 of this Agreement (as may be adjusted from time to time pursuant to Section 4 hereof).  Subject to the Plan and the terms of this Agreement, the Grantee shall be entitled, upon exercise of the Right, to that number of whole shares of Common Stock having an aggregate Fair Market Value as of the date of exercise equal to the number of vested Covered Shares in respect of which the Right is being exercised, multiplied by an amount equal to the excess of (i) the Fair Market Value on the date of exercise of the SAR over (ii) the Base Price.  A Right may be exercised in whole or in part.

3. Terms of the Right.

3.1 Exercise Period; Vesting.  The Right may be exercised for whole shares of Common Stock during the period commencing on the Date of Grant and terminating on the Date of Expiration, as follows:

Date	Number of Covered Shares That Become Vested and Exercisable

Notwithstanding the foregoing, in the event of a Change of Control, the Right shall thereupon become vested and exercisable at any time prior to the Date of Expiration as to the full number of Covered Shares.  In no event shall the number of Covered Shares as to which the Right is exercisable increase after termination of the Grantee’s Service.

3.2 Nontransferability. The Right is not transferable by the Grantee other than by will or by the laws of descent and distribution, and is exercisable, during the Grantee’s lifetime, only by the Grantee, or, in the event of the Grantee’s legal disability, by the Grantee’s legal representative.

3.3 Restriction on Exercise and Issuance.  Notwithstanding anything to the contrary herein, no portion of the Right may be exercised, and no shares under the Right may be issued or transferred, if at such time such exercise or such issuance or transfer shall constitute a violation of any rule of the Company, any provision of any applicable federal or state statute, rule or regulation, or any rule or regulation of any securities exchange on which the Common Stock may be listed.

4. Capital Adjustments.  The number of Covered Shares as to which the Right has not been exercised, the Base Price, and the type of stock or other consideration to be received on exercise of the Right shall be subject to such adjustment or change, if any, as the Administrator in its sole discretion deems appropriate to reflect such events as stock dividends, split-ups, spin-offs, recapitalizations, reclassifications, combinations or exchanges of shares, mergers, consolidations, liquidations, or the like, of or by the Company.  Any adjustment determined to be appropriate by the Administrator shall be conclusive and shall be binding on the Grantee.

5. Exercise.

5.1 Notice.  The Right shall be exercised, in whole or in part (but in no event in respect of less than one hundred (100) Covered Shares or the number of Covered Shares remaining subject to the Right, if less) by the delivery to the Company of written notice of such exercise, which notice shall be in such form as the Administrator may from time to time prescribe.

5.2 Withholding.  The Company’s obligation to issue or deliver shares of Common Stock upon the exercise of the Right shall be subject to the satisfaction of any applicable federal, state and local tax withholding requirements.  The Grantee may satisfy any such withholding obligation by any of the following means or by a combination of such means: (a) tendering a cash payment; (b) authorizing the Company to withhold shares of Common Stock  from the shares otherwise issuable to the Grantee upon exercise of the Right; or (c) delivering to the Company already-owned and unencumbered shares of Common Stock.  For purposes of this Section 5.2, shares of Common Stock that are withheld or delivered to satisfy applicable withholding taxes shall be valued at their Fair Market Value on the date the withholding tax obligation arises, and in no event shall the aggregate Fair Market Value of the shares of Common Stock withheld and/or delivered pursuant to this Section 5.2 exceed the minimum amount of taxes required to be withheld in connection with exercise of the Right.

5.3 Effect.  The exercise, in whole or in part, of the Right shall cause a reduction in the number of Covered Shares as to which the Right may be exercised in an amount equal to the number of Covered Shares as to which the Right is exercised.

6. Rights as Stockholder.  The Grantee shall have no rights as a stockholder with respect to any shares of Common Stock subject to the Right until and unless a certificate or certificates representing such shares are issued to the Grantee pursuant to this Agreement.

7. Service.  Neither the grant of the Right evidenced by this Agreement nor any term or provision of this Agreement shall constitute or be evidence of any understanding, express or implied, on the part of the Company or any of its Subsidiaries to employ or retain the Grantee for any period.

8. Subject to the Plan.  The Right evidenced by this Agreement and the exercise thereof are subject to the terms and conditions of the Plan, which is incorporated by reference and made a part hereof, but the terms of the Plan shall not be considered an enlargement of any rights or benefits under this Agreement.  In addition, the Right is subject to any rules and regulations promulgated by the Administrator.

9. Governing Law.  The validity, construction, interpretation and enforceability of this agreement shall be determined and governed by the laws of the Commonwealth of Pennsylvania without giving effect to the principles of conflicts of laws.

10. Severability.  If any provision of this Agreement shall be held to be invalid, illegal or unenforceable in any material respect, such provision shall be replaced with a provision that is as close as possible in effect to such invalid, illegal or unenforceable provision, and still be valid, legal and enforceable, and the validity, legality and enforceability of the remainder of this Agreement shall not in any way be affected or impaired thereby.

11. 409A of the Code.  This Agreement, and the Right granted pursuant hereto, are intended to comply with the requirements of Section 409A of the Code (including the exceptions thereto) to the extent applicable, and the Administrator shall administer and interpret this Agreement (and the Right granted pursuant hereto) in accordance with such requirements.  Notwithstanding any other provision hereof, if any provision of the Plan or this Agreement conflicts with the requirements of Section 409A of the Code, such provision shall be deemed reformed so as to comply with the requirements of Section 409A of the Code and shall be interpreted and applied accordingly.  In no event whatsoever shall the Company or any of its Subsidiaries be liable for any additional tax, interest or penalties that may be imposed on a Grantee by Section 409A of the Code or any damages for failing to comply with Section 409A of the Code.

DC: 2894453v4

IN WITNESS WHEREOF, the Company has caused this Stock Appreciation Right Agreement to be signed on its behalf by the undersigned, thereunto duly authorized, effective as of the Date of Grant.

NUMEREX CORP.

By:
Name:
Title:

Accepted and agreed to as of the
Date of Grant:

Name of Grantee: